AMCAP Fund, Inc.
333 S. Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200 Fax (213) 486-9455

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	831,997
Class B	49,999
Class C	74,285
Class F1	103,703
Class F2	8,337
Total	1,068,321
Class 529-A	27,548
Class 529-B	4,836
Class 529-C	8,317
Class 529-E	1,612
Class 529-F	1,126
Class R-1	2,362
Class R-2	23,653
Class R-3	33,933
Class R-4	24,220
Class R-5	58,906
Total	186,513

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$10.44
Class B	$9.98
Class C	$9.90
Class F1	$10.39
Class F2	$10.46
Class 529-A	$10.41
Class 529-B	$10.00
Class 529-C	$10.00
Class 529-E	$10.28
Class 529-F	$10.43
Class R-1	$10.09
Class R-2	$10.08
Class R-3	$10.29
Class R-4	$10.40
Class R-5	$10.50